Exhibit 99.1

Outset Medical First-Quarter Results Demonstrate Strong Growth in Console and Recurring Revenue as Gross Margin Expanded and Cash Use Declined

San Jose, CA – May 7, 2025 – Outset Medical, Inc. (Nasdaq: OM), a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis, today reported financial results for the first quarter ended March 31, 2025.

First Quarter and Recent Highlights

•
Net revenue of $29.8 million grew 6% from the prior-year period.
•
Tablo console revenue grew 23% from the fourth quarter.
•
Recurring revenue consisting of Tablo consumables and services grew 20% over the prior-year period to $22.7 million. Outset shipped its 3 millionth Tablo treatment during the quarter, adding 1 million treatments over a period of approximately 12 months.
•
Gross margin was 37.2%. On a non-GAAP basis, gross margin reached 37.6%, an increase of more than 6 percentage points over the prior-year period. Stranded manufacturing overhead costs were approximately a 230-basis point headwind to non-GAAP gross margin in the quarter. Excluding these costs, non-GAAP gross margin would have been approximately 40%.
•
Demonstrated continued progress toward profitability with net cash used in operating activities declining 44% from the first quarter of 2024.
•
Reiterated that proposed and recently enacted tariffs are expected to have no impact on the company due to a special exemption Outset received in January for products that serve the chronically disabled in addition to its exemption under the U.S.-Mexico-Canada Agreement (USMCA).

“Outset’s results in the first quarter reflect the strong progress we have made with our commercial transformation, the durable competitive differentiation of Tablo for acute and home hemodialysis, and the meaningful impact our operational execution is having on our path to profitability,” said Leslie Trigg, Chair and Chief Executive Officer. “Console placements grew, utilization-driven recurring revenue remained strong, and we demonstrated ongoing operating leverage during the quarter. Importantly, we continued to grow our installed base with providers and patients in the acute and home settings who are seeing firsthand the significant benefits Tablo can deliver.”

First Quarter 2025 Financial Results

Revenue for the first quarter was $29.8 million, an increase of 6% compared to $28.2 million in the first quarter of 2024. Product revenue of $21.3 million rose 4% from $20.4 million in the first quarter of 2024. Service and other revenue of $8.5 million increased 9% compared to $7.7 million in the first quarter of 2024. Recurring revenue from the sale of Tablo cartridges and service reached $22.7 million, a 20% increase as compared to $19 million in the prior-year period.

Gross profit of $11.1 million increased 35% from $8.2 million for the first quarter of 2024. Gross margin was 37.2%, compared to 29.2% in the first quarter of 2024. On a non-GAAP basis, gross margin reached 37.6% as compared to 31.1% in the first quarter of 2024. Product gross profit was $10.3 million, compared to $7.8 million in the first quarter of 2024. Product gross margin was 48.3%, compared to 38.4% in the first quarter of 2024. Service and other gross profit was $0.8 million, compared to $0.4 million in the first quarter of 2024. Service and other gross margin was 9.2%, compared to 4.8% in the first quarter of 2024.

Operating expenses of $27.5 million declined 39% from the prior-year period as a result of reductions in spending during the year intended to streamline operations and accelerate the company’s path to profitability. Research and development (R&D) expenses were $5.5 million, sales and marketing (S&M) expenses were $13.7 million, and general and administrative (G&A) expenses were $8.3 million. This compared to operating expenses of $45.1 million in the first quarter of 2024, including R&D expenses of $12.6 million, S&M expenses of $21 million, and G&A expenses of $11.4 million.

Excluding stock-based compensation expense and severance and related charges, non-GAAP operating expenses were $24.6 million, including R&D expenses of $4.9 million, S&M expenses of $13.2 million, and G&A expenses of $6.5 million.

Net loss was $25.8 million, or ($3.66) per share, compared to net loss of $39.9 million, or ($11.77) per share, for the same period in 2024. On a non-GAAP basis, net loss was $22.8 million, or ($3.24) per share, compared to non-GAAP net loss of $29 million, or ($8.62) per share for the same period in 2024.

Total cash, including restricted cash, cash equivalents and short-term investments, was $192 million as of March 31, 2025. Following the closing of a financing announced on January 6, 2025, the company had approximately $210 million in cash, including restricted cash, cash equivalents and short-term investments.

2025 Financial Guidance

Outset reiterated 2025 revenue guidance of $115 million to $125 million, and non-GAAP gross margin guidance in the high-30% range. Additionally, the company continues to expect to use less than $50 million of cash in 2025 as compared to the $103 million used in 2024.

Webcast and Conference Call Details

Outset will host a conference call today, May 7, 2025, at 2:00 p.m. PT / 5:00 p.m. ET to discuss its first quarter 2025 financial results. Those interested in listening to the conference call may do so by registering online. Once registered, participants will receive dial-in numbers and a unique pin to join the call. Participants are encouraged to register more than 15 minutes before the start of the call. A live webcast of the conference call will be available on the Investor Relations section of the Company's website at https://investors.outsetmedical.com. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures

The Company may report non-GAAP results for gross profit/loss, gross margin, operating expenses, operating margins, net income/loss, basic and diluted net income/loss per share, other income/loss, and cash flows. These non-GAAP financial measures are in addition to, and not a substitute for, or superior to, financial measures calculated in accordance with GAAP. As listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release, the Company’s GAAP financial measures include stock-based compensation expense, as well as severance and related charges net of the reversal of compensation accruals for impacted employees. Stock-based compensation is a non-cash expense, and severance and related charges arise outside the ordinary course of continuing operations and are not reflective of the Company's current operating performance. As such, management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance and period-to-period comparisons. There are limitations related to the use of non-GAAP financial measures because they are not prepared in accordance with GAAP, may exclude significant expenses required by GAAP to be recognized in the Company’s financial statements, and may not be comparable to non-GAAP financial measures used by other companies. The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the Appendix A of this press release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements include, but are not limited to, statements about the Company’s possible or assumed future results of operations and financial position, including expectations regarding projected revenues, gross margin, operating expenses, capital expenditures, cash burn, cash position, profitability and outlook; statements about anticipated benefits of the Company’s recent financing activities, including its expectations that the funds will capitalize it through cashflow breakeven; statements regarding the anticipated impacts and benefits of the Company’s cost reduction actions, initiatives to optimize the commercial organization and restructurings; statements regarding the Company’s overall business strategy, plans and objectives of management; the Company’s expectations regarding the market sizes and growth potential for Tablo and the total addressable market opportunities for Tablo; continued execution of the Company’s initiatives designed to expand gross margins; the Company’s ability to respond to and resolve any reports, observations or other actions by the Food and Drug Administration or other regulators in a timely and effective manner; as well as the Company’s expectations regarding the impact of macroeconomic factors (including changes in tariff or trade laws and policies) on the Company, its customers and suppliers. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results or other events to differ materially from those contemplated in this press release can be found in the Risk Factors section of the Company’s public filings with the Securities and Exchange Commission, including its latest annual and quarterly reports. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of their date and, except to the extent required by law, the Company undertakes no obligation to update these statements, whether as a result of any new information, future developments or otherwise.

About Outset Medical, Inc.

Outset is a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis. The Tablo® Hemodialysis System, FDA cleared for use from the hospital to the home, represents a significant technological advancement that transforms the dialysis experience for patients and operationally simplifies it for providers. Tablo serves as a single enterprise solution that can be utilized across the continuum of care, allowing dialysis to be delivered anytime, anywhere and by anyone. The integration of water purification and on-demand dialysate production enables Tablo to serve as a dialysis clinic on wheels, with 2-way wireless data transmission and a proprietary data analytics platform powering a new holistic approach to dialysis care. Tablo is a registered trademark of Outset Medical, Inc.

Investor Contact

Jim Mazzola

jmazzola@outsetmedical.com

Outset Medical, Inc.

Condensed Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2025	2024
Revenue:
Product revenue	$21,294	$20,428
Service and other revenue	8,458	7,740
Total revenue	29,752	28,168
Cost of revenue:
Cost of product revenue (2)	11,002	12,581
Cost of service and other revenue	7,684	7,372
Total cost of revenue	18,686	19,953
Gross profit (1)	11,066	8,215
Gross margin (1)	37.2%	29.2%
Operating expenses:
Research and development (2)	5,515	12,635
Sales and marketing (2)	13,652	21,048
General and administrative (2)	8,298	11,444
Total operating expenses	27,465	45,127
Loss from operations	(16,399)	(36,912)
Interest income and other income, net	1,976	3,098
Interest expense	(3,560)	(5,968)
Loss on extinguishment of term loan	(7,685)	—
Loss before provision for income taxes	(25,668)	(39,782)
Provision for income taxes	115	162
Net loss	$(25,783)	$(39,944)

Net loss per share, basic and diluted	$(3.66)	$(11.77)
Shares used in computing net loss per share, basic and diluted	7,038	3,393

(1) Gross profit and gross margin by source consisted of the following:
	Three Months Ended
	March 31,
	2025	2024
Gross profit
Product revenue	$10,292	$7,847
Service and other revenue	774	368
Total gross profit	$11,066	$8,215
Gross margin
Product revenue	48.3%	38.4%
Service and other revenue	9.2%	4.8%
Total gross margin	37.2%	29.2%

(2) Includes stock-based compensation expense and severance and related charges, net as follows:
	Three Months Ended
Stock-based compensation expense	March 31,
	2025	2024
Cost of revenue	$117	$265
Research and development	559	2,332
Sales and marketing	479	1,459
General and administrative	1,822	4,147
Total stock-based compensation expense	$2,977	$8,203

	Three Months Ended
Severance and related charges, net	March 31,
	2025	2024*
Cost of revenue	$—	279
Research and development	34	990
Sales and marketing	—	793
General and administrative	(42)	411
Total severance and related charges, net	$(8)	2,473
* Net of adjustments to compensation accrual

Outset Medical, Inc.

Condensed Balance Sheets

(in thousands, except per share amounts)

	March 31,	December 31,
	2025	2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$75,928	$124,014
Short-term investments	113,074	34,671
Accounts receivable, net	36,889	35,619
Inventories	55,770	59,387
Prepaid expenses and other current assets	4,900	4,530
Total current assets	286,561	258,221
Restricted cash	3,329	3,329
Property and equipment, net	6,944	8,133
Operating lease right-of-use assets	3,559	3,940
Other assets	818	2,172
Total assets	$301,211	$275,795
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,172	$3,862
Accrued compensation and related benefits	8,241	16,821
Accrued expenses and other current liabilities	7,838	8,205
Accrued warranty liability	1,930	1,938
Deferred revenue, current	13,189	12,753
Operating lease liabilities, current	1,853	1,799
Total current liabilities	34,223	45,378
Accrued interest	—	2,695
Deferred revenue	804	844
Operating lease liabilities	2,201	2,684
Term loans	94,115	197,375
Total liabilities	131,343	248,976
Commitments and contingencies
Stockholders' equity:
Preferred Stock, $0.001 par value; 5,000 shares authorized as of March 31, 2025 and December 31, 2024; 21 and 0 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	3,841	—
Common stock, $0.001 par value; 300,000 shares authorized as of March 31, 2025 and December 31, 2024; 17,722 and 3,530 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	18	4
Additional paid-in capital	1,281,427	1,116,496
Accumulated other comprehensive income	88	42
Accumulated deficit	(1,115,506)	(1,089,723)
Total stockholders' equity	169,868	26,819
Total liabilities and stockholders' equity	$301,211	$275,795

Outset Medical, Inc.

Condensed Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2025	2024
Net cash used in operating activities	$(25,663)	$(45,912)
Net cash provided by investing activities	(78,079)	(59,031)
Net cash provided by financing activities	55,656	68,610
Net increase (decrease) in cash, cash equivalents and restricted cash	(48,086)	(36,333)
Cash, cash equivalents and restricted cash at beginning of the period	127,343	71,838
Cash, cash equivalents and restricted cash at end of the period (1)	$79,257	$35,505

(1) The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the accompanying condensed balance sheets that sum to the total of the amounts shown in the accompanying condensed statements of cash flows (in thousands):

	March 31,
	2025	2024
Cash and cash equivalents	$75,928	$32,176
Restricted cash	3,329	3,329
Total cash, cash equivalents and restricted cash*	$79,257	$35,505

* The total cash, including restricted cash, cash equivalents and investment securities as of March 31, 2025 was $192.3 million; compared to $230.2 million as of March 31, 2024.

Appendix A

Outset Medical, Inc.

Results of Operations – Non-GAAP

(in thousands, except per share amounts)

(unaudited)

Reconciliation between GAAP and non-GAAP net loss per share:
	Three Months Ended
	March 31,
	2025	2024
GAAP net loss per share, diluted	$(3.66)	$(11.77)
Stock-based compensation expense	0.42	2.42
Severance and related charges, net	—	0.73
Non-GAAP net loss per share, diluted	$(3.24)	$(8.62)

Reconciliation between GAAP and non-GAAP net loss:
	Three Months Ended
	March 31,
	2025	2024
GAAP net loss, diluted	$(25,783)	$(39,944)
Stock-based compensation expense	2,977	8,203
Severance and related charges, net	(8)	2,473
Non-GAAP net loss, diluted	$(22,814)	$(29,268)

Reconciliation between GAAP and non-GAAP results of operations:
	Three Months Ended
	March 31,
	2025	2024
GAAP gross profit	$11,066	$8,215
Stock-based compensation expense	117	265
Severance and related charges, net	—	279
Non-GAAP gross profit	$11,183	$8,759

GAAP gross margin	37.2%	29.2%
Stock-based compensation expense	0.4	0.9
Severance and related charges, net	—	1.0
Non-GAAP gross margin	37.6%	31.1%

GAAP research and development expense	$5,515	$12,635
Stock-based compensation expense	(559)	(2,332)
Severance and related charges, net	(34)	(990)
Non-GAAP research and development expense	$4,922	$9,313

GAAP sales and marketing expense	$13,652	$21,048
Stock-based compensation expense	(479)	(1,459)
Severance and related charges, net	—	(793)
Non-GAAP sales and marketing expense	$13,173	$18,796

GAAP general and administrative expense	$8,298	$11,444
Stock-based compensation expense	(1,822)	(4,147)
Severance and related charges, net	42	(411)
Non-GAAP general and administrative expense	$6,518	$6,886

GAAP total operating expense	$27,465	$45,127
Stock-based compensation expense	(2,860)	(7,938)
Severance and related charges, net	8	(2,194)
Non-GAAP total operating expense	$24,613	$34,995